UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1933

Date of Report: May 26, 2016

Date of Earliest Event Reported: May 23, 2016

International Endeavors Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-202639	46-5692180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43020 Blackdeer Loop

Temecula, California 92590

www.Internationalendeavorscorp.com

(951)-296-1024

 (Address of principal executive offices)(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 23, 2016, Nate Engel, the Chief Financial Officer of International Endeavors Corp. (the “Company”) determined that the Company’s financial statements and related disclosures included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 18, 2016 and the Company’s Annual Report on Form 10-K for the period ended December 31, 2015, filed with the SEC on April 15, 2016 should not be relied upon. The Company did not properly account for the proper timing of the recognition of revenue.

The Company is in process of restating the Previously Issued Financial Statements. The Company is working diligently to prepare and file a restated unaudited interim financial statement for the period ended March 31, 2016 in a Quarterly Report on Form 10-Q/A and file a restated audited financial statement for the period ended December 31, 2015 in an Annual Report on Form 10-KQ/A as soon as possible.  The Company believes that this restated filing will contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Financial Statement.

GILLESPIE & ASSOCIATES, PLLC , the Company’s independent registered public accounting firm has rendered a letter to the United States Securities and Exchange Commission regarding the matter which is attached herein..

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

16	Letter dated May 23, 2016 from Gillespie & Associates, PLLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

International Endeavors Corporation.

Date: May 26, 2015	By: /s/ Nate Engel
Nate Engel
Principal Executive, Financial Officer and Chief Accounting Officer

GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS
10544 ALTON AVE NE
SEATTLE, WA  98125
206.353.5736

May 23, 2014

United States Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington D.C. 20549

Re: International Endeavors Corporation Form 8-K

Dear Sirs/Madams:

I have read the Form 8-K and I agree with the conclusion that the Company has made regarding the need to issue a non-reliance statement regarding the timing of the company’s recognition of revenue.

If I can be of any further assistance in this matter please do not hesitate to contact me.

/S/ GILLESPIE & ASSOCIATES, PLLC